Exhibit 8.1

Skadden, Arps, Slate, Meagher & Flom llp
320 SOUTH CANAL STREET CHICAGO, ILLINOIS 60606-5707 ________ TEL: (312) 407-0700 FAX: (312) 407-0411 www.skadden.com August 1, 2025
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Rithm Capital Corp.
799 Broadway, 8th Floor
New York, New York 10003

Re:	Certain U.S. Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain U.S. federal income tax considerations in connection with the offering (the “Offering”) by Rithm Capital Corp. (f/k/a New Residential Investment Corp.), a Delaware corporation (“Rithm Capital”), of shares of Common Stock, par value $0.01 per share, pursuant to a Registration Statement on Form S-3, including all amendments or supplements thereto, filed with the Securities and Exchange Commission (the “Registration Statement”).

We have acted as tax counsel to Rithm Capital in connection with the preparation and filing of the Registration Statement and certain other documents. In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of Rithm Capital (the “Rithm Capital Officers’ Certificate”) relating to, among other things, the actual and proposed operations of Rithm Capital and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). Moreover, we are, at Rithm Capital’s request, relying on the accuracy and completeness of all information provided in (i) a certificate, dated November 6, 2014, executed by officers of FHC Property Management LLC (“FHC,” and such certificate, the “FHC Officers’ Certificate”) and (ii) a certificate, dated March 4, 2015, executed by officers of Newcastle Investment Corp. (“Newcastle,” and such certificate, the “Newcastle Officers’ Certificate,” and, collectively with the Rithm Capital Officers’ Certificate and FHC Certificate, the “Officers’ Certificates”). For purposes of our opinion, we have not independently verified the facts, representations and covenants set forth in the Officers’ Certificates, the Registration Statement, or in any other document.  In particular, we note that the Company, FHC, and Newcastle have engaged in, and may engage in, transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware.  We have, consequently, assumed and relied on your representations and the representations of FHC and Newcastle, as the case may be, that the statements, representations and covenants contained in the Officers’ Certificates, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to such statements, representations, and covenants.  We have assumed that the statements, representations and covenants presented in all such documents and the Officers’ Certificates are true without regard to any qualification as to knowledge, belief, or intent.  Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants.  Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers’ Certificates may affect our conclusions set forth herein.  Additionally, we have, with Rithm Capital’s permission, assumed the correctness of certain opinions rendered by Dentons US LLP, to the effect that certain notes issued by the Company will or should be treated as indebtedness for U.S. federal income tax purposes and that the entities that have issued certain notes will not be treated as corporations for U.S. federal income tax purposes.

Rithm Capital Corp.
August 1, 2025

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies.  Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Rithm Capital and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) Newcastle, and each of the entities in which it holds, or has held, a direct or indirect interest, has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed in the manner described in the relevant organizational documents, (iii) there will be no changes in the applicable laws of the State of Delaware, the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company or Newcastle and the entities in which each of the Company or Newcastle holds, or has held, a direct or indirect interest, have been formed, and (iv) each of the written agreements to which the Company or Newcastle or the entities in which each of the Company or Newcastle holds, or has held, a direct or indirect interest, is a party will be implemented, construed and enforced in accordance with its terms.

Rithm Capital Corp.
August 1, 2025

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof.  It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.  A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.  There can be no assurance, moreover, that our opinion will be accepted by the IRS, or, if challenged, by a court.

We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.  In addition, we express no opinion on any issue relating to Rithm Capital or any investment therein, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that, commencing with Rithm Capital’s initial taxable year that ended on December 31, 2013, Rithm Capital has been organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT.

As noted in the Registration Statement, Rithm Capital’s qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements, including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us.  Accordingly, no assurance can be given that the actual results of Rithm Capital’s operation for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

Rithm Capital Corp.
August 1, 2025

In addition, and as noted in the Registration Statement, Rithm Capital’s ability to qualify as a REIT under the Code depends on Newcastle’s qualification as a REIT for the 2013 and, potentially, 2014 taxable years. We issued an opinion on March 4, 2015, to Newcastle to the effect that, commencing with Newcastle’s initial taxable year ending December 31, 2002 through the date thereof, Newcastle had been organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date thereof enabled Newcastle, and its proposed method of operation would enable Newcastle, to meet the requirements for qualification and taxation as a REIT (the “Newcastle Opinion”).  It should be noted that the Newcastle Opinion is based on the assumptions described therein, the Newcastle Officers’ Certificate and the FHC Officers’ Certificate. Additionally, Newcastle’s qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements, including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. No assurance can be given as to whether the actual results of Newcastle’s operation for any one taxable year enabled it to qualify as a REIT under the Code, nor can any assurance be given that a failure of Newcastle to qualify as a REIT under the Code will not prevent Rithm Capital from qualifying as a REIT under the Code. Accordingly, we have assumed for purposes of this opinion that Newcastle qualified as a REIT under the Code for the 2014 and earlier taxable years.

This opinion has been prepared for you in connection with the Offering. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption “U.S. Federal Income Tax Considerations” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP